Exhibit 10(vi)

EMPLOYMENT AGREEMENT

EMPLOYMENT AGREEMENT (the “Agreement”) made as of this 23rd day of March, 2004 by and between JAMES A. HUGHES, an individual residing at 4 Lance Road, Lebanon, New Jersey 08833 (“Executive”), UNITY BANK, a New Jersey state bank with its principal place of business located at 64 Old Highway 22, Clinton, New Jersey 08809 (the “Bank”), UNITY BANCORP, INC. a New Jersey corporation and holding company of the Bank with its principal place of business located at 64 Old Highway 22, Clinton, New Jersey 08809 (“Unity”) (Bank and Unity collectively, “Employer”).

WHEREAS, Executive and Employer desire for Executive to continue his employment with the Employer and desire that this Agreement govern the terms and conditions of Executive’s employment.

NOW, THEREFORE, in consideration of the premises and covenants contained herein, and with the intent to be legally bound hereby, the parties hereto hereby agree as follows:

1.             Employment. Employer hereby agrees to employ the Executive, and the Executive hereby accepts such employment, upon the terms and conditions set forth herein.

2.             Position and Duties. The Executive shall be employed as President of Employer, to perform such services in that capacity as are usual and customary for comparable institutions and as shall from time to time be established the Board of Directors of the Employer.

3.             Cash Compensation. Employer shall pay to the Executive compensation for his services as follows:

(a)           Base Salary. The Executive shall be entitled to receive an annual base salary (the “Base Salary”) of $185,000 which shall be payable in installments in accordance with Employer’s usual payroll method. Annually thereafter, on or prior to the anniversary date of this Agreement, the Board of Directors shall review the Executive’s performance, the status of Employer and such other factors as the Board of Directors or a committee thereof shall deem appropriate, and may, but shall not be obligated to, adjust the Base Salary accordingly.

(b)           Bonus. The Executive shall receive such additional discretionary bonuses as the Board of Directors of Employer or a committee thereof may, from time to time, authorize to be paid to him during the term of his employment.

4.             Other Benefits.

(a)           Fringe Benefits. Executive shall be entitled to participate in such benefit programs as are made available generally to employees of Employer.

(b)           Stock Options. Executive shall be entitled to participate in such stock option or stock bonus plans as the Board of Directors or a committee thereof may, in its discretion, determine.

5.             Term. The term of this Agreement shall be three (3) years, commencing upon the date hereof and continuing until the third anniversary hereof; provided, however, that on a daily basis, one additional day shall be added to the term of this Agreement, so that the remaining term shall always be three (3) years, unless either the Executive or Employer shall have provided the other with written notice of its intention to cease extending the term of this Agreement.  Notwithstanding the preceding sentence or any other provision of this Agreement, the terms of this Agreement shall immediately end upon: (i) the Bank or Unity entering into a Memorandum of Understanding with the FDIC or the New Jersey Department of Banking and Insurance; (ii) a cease-and-desist order being issued with respect to the Bank or Unity by the FDIC or the New Jersey Department of Banking and Insurance; or (iii) the receipt by either the Bank or Unity of any notice under Federal or state law, which (in any way) restricts the payment of any amount or benefits which may become due under this Agreement.  It is hereby understood and agreed that, upon the occurrence of any of the events described in the foregoing clauses (i), (ii) or (iii), this Agreement shall be deemed terminated and the Employer shall have no further obligation to pay any amounts by the Executive or provide any further benefits to the Executive.

(a)           Cause. Employer may, at any time (without prejudice to Executive’s right to compensation or benefits as provided herein) terminate Executive for “cause”. Upon such a termination, Executive shall be entitled to no further compensation or employment related benefits from and after the date of such termination, except for the payment of accrued and unpaid compensation through the date of such termination and except for the provision of any statutorily required benefits. As used in this Agreement, the term “cause” shall mean the Executive’s personal dishonesty, willful misconduct, inappropriate or unprofessional behavior (as determined by the Employer), breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar minor offenses which do not adversely effect Employer’s reputation or standing in the community) or a material breach of any provision of this Agreement.

(b)           Termination Without Cause. Upon a termination of Executive’s employment by Employer without “cause”, Executive shall be entitled to receive a payment equal to eighteen (18) months of his then current Base Salary. Such amount shall, at the option of the Executive, be paid in: either (i) periodic payments, over eighteen (18) months in the same manner in which the Executive’s Base Salary was paid through the time of such termination; or (ii) in a single lump sum payment within thirty (30) days of such termination. Employer shall, solely in the event Executive determines to receive the amount due under this paragraph (b) in periodic payments, continue to provide the Executive with hospital, health, medical and life insurance benefits which the Executive was receiving at the time of such termination for the period that Executive continues to receive such periodic payments. Executive shall also be entitled to payments for periods or partial periods that occurred prior to the date of termination and for which the Executive has not yet been paid.

The Executive shall have no duty to mitigate damages in connection with his termination by Employer without “cause”. However, it is understood and agreed that, upon the Executive receiving a single lump sum payment of any amounts which may become due under this paragraph (b), no further amounts shall be owed to the Executive and the Employer shall have no further obligation to provide any further benefits to the Executive. It is also understood and agreed that, notwithstanding any provisions of this paragraph (b) and in the event the Executive obtains new employment during any period that the Employer is obligated to provide hospital, health, medical and life insurance benefits hereunder and such new employment provides for hospital, health, medical and life insurance benefits in a manner substantially similar to the benefits to be provided by Employer hereunder, Employer may permanently terminate the duplicative benefits it is obligated to provide hereunder.

(c)           Resignation With Cause. Executive shall have the right to resign his employment with Employer at any time hereunder, providing notice as required by the Employer’s employment related policies then in effect. In the event such a resignation is for “good cause” (as defined below), such resignation shall be deemed a termination without “cause” under paragraph (b) hereof, and Executive shall, solely in the event the Executive delivers a written resignation for “good cause” to the Employer within 15 days of the occurrence of either of the events described in sub-paragraphs (i) and (ii) of this paragraph (c), be entitled to receive all such amounts and benefits as are provided for under such paragraph (b) above.

For purposes of this provision, the term “good cause” shall mean any of the following:

(i)            A material reduction in Executive’s duties, responsibilities, title or employment status from its level as of the date hereof; or

(ii)           Any reduction in Executive’s Base Salary.

(d)           Death or Disability. This Agreement shall terminate upon Executive’s death or his disability, as defined herein. Upon Executive’s death or his disability, the obligation of Employer hereunder to pay Executive the compensation called for under Section 3 hereof shall terminate, and Employer’s only obligation shall be to pay Executive any and all benefits to which Executive was entitled at the time of such death or disability under any benefit plans of Employer then in place. For purposes of this Agreement, the term “disability” shall mean a good faith determination by the Board of Directors of Unity that Executive is unable to substantially perform his material duties as prescribed in this Agreement due to his incapacity or disability, physical or mental, for a period of six (6) consecutive months.

6.             Change in Control; Significant Acquisition.

(a)           For purposes of this Agreement, a “Change in Control” shall mean:

(i)            a reorganization, merger, consolidation or sale of all or substantially all of the assets of Unity or a similar transaction in which Unity is not the resulting entity; or

(ii)           individuals who constitute the Incumbent Board (as herein defined) of Unity cease for any reason to constitute a majority thereof; or

(iii)          the occurrence of an event of a nature that would be required to be reported in response to Item 1 of the Current Report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”); or

(iv)          Without limitation, a “change in control” shall be deemed to have occurred at such time as (i) any “person” (as the term is used in Section 13(d) and 14(d) of the Exchange Act) other than Unity or the trustees or any administrator of any employee stock ownership plan and trust, or any other employee benefit plans, established by Employer from time-to-time is or becomes a “beneficial owner” (as defined in Rule 13-d under the Exchange Act) directly or indirectly, of securities of Unity representing 25% or more of Unity’s outstanding securities ordinarily having the right to vote at the election of directors; or

(v)           A proxy statement soliciting proxies from stockholders of Unity is disseminated by someone other than the current management of Unity, seeking stockholder approval of a plan of reorganization, merger or consolidation of Unity or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to the plan or transaction are exchanged or converted into cash or property or securities not issued by Unity; or

(vi)          A tender offer is made for 25% or more of the voting securities of Unity and shareholders owning beneficially or of record 25% or more of the outstanding securities of Unity have tendered or offered to sell their shares pursuant to such tender and such tendered shares have been accepted by the tender offeror.

For these purposes, “Incumbent Board” means the Board of Directors of Unity on the date hereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by members or stockholders was approved by the same nominating committee serving under an Incumbent Board, shall be considered as if he were a member of the Incumbent Board.

(b)           Upon the occurrence of a Change in Control and, in connection with such Change in Control, Executive’s employment with Employer and/or its successors is terminated within eighteen (18) months of such Change in Control, regardless of whether such termination is by Employer or its successor, through Executive’s resignation of employment with Employer or its successor, or Executive’s failure to accept an offer of employment with any successor to Employer, Executive shall be entitled to receive a payment equal to the greater of : (i) thirty-six (36) months of Executive’s Base Salary; or (ii) thirty-six (36) months of the Executive’s then current Base Salary plus any cash bonus received by the Executive for the Employer’s preceding fiscal year. Such payment shall, at the option of the Executive, be made to Executive, in either (A) periodic payments, over thirty-six (36) months, in the same manner in which the Executive’s Base Salary was paid through the termination of Executive’s employment; or (B) a single lump sum payment to be made within thirty (30) days of the termination of Executive’s employment. In addition to the foregoing, solely in the event Executive determines to receive the amount due under this paragraph (b) in periodic payments, Executive shall be entitled to receive from Employer or its successor, hospital, health, medical and life insurance benefits on the terms and at the same cost to Executive as Executive was receiving such benefits upon the date of termination of Executive’s employment.  Notwithstanding the preceding sentence, in the event the Executive obtains new employment during any period that the Employer is obligated to provide hospital, health, medical and life insurance benefits hereunder and such new employment provides for hospital, health, medical and life insurance benefits in a manner substantially similar to the benefits to be provided by Employer hereunder, Employer may permanently terminate the duplicative benefits it is obligated to provide hereunder. It is hereby understood and agreed that payments that may become due to the Executive under this sub-paragraph (b) shall be in lieu of, and not in addition to, any payments Executive may be entitled to under Section 5(b) or (c) hereof.

(c)           Upon the occurrence of a Change in Control, the vesting period for any stock options or awards of Unity common stock previously granted to Executive shall accelerate and become fully vested on the date of the Change in Control.

(d)           For purposes of this Agreement, a “Significant Acquisition” shall mean an acquisition of another entity by Unity (either by way of merger, purchase of substantially all assets of such other entity or purchase of all outstanding shares of securities of such other entity) pursuant to which: (i) Unity shall, as all or part of the consideration for such acquisition, issue to the shareholders of such other entity, such number of voting securities as shall equal 25% or more of the then outstanding voting Unity securities (measured prior to the consummated Significant Acquisition); and (ii) in the case of a merger, Unity shall be the surviving entity.

(e)           If Executive’s employment with Employer is terminated within eighteen (18) months of the consummation of a Significant Acquisition, regardless of whether such termination is by Employer or through Executive’s resignation of employment with Employer, Executive shall be entitled to receive a payment equal to the greater of: (i) thirty-six (36) months of Executive’s Base Salary; or (ii) thirty-six (36) months of the Executive’s Base Salary plus any cash bonus received by the Executive for the Employer’s preceding fiscal year. The payment shall, at the option of the Executive, be made to the Executive, in either: (a) periodic payments, in the same manner in which the Executive’s Base Salary was paid through the time of such termination; or (b) a lump sum payment to be made within thirty (30) days of the termination of Executive’s employment. In addition to the foregoing and solely in the event Executive determines to receive the amount due under this paragraph (e) in periodic payments, Executive shall, during the period he is receiving such periodic payments, be entitled to receive from Employer, hospital, health, medical and life insurance benefits on the terms and at the same cost to Executive as Executive was receiving such benefits upon the date of termination of Executive’s employment.  Notwithstanding the preceding sentence, in the event the Executive obtains new employment during any period that the Employer is obligated to provide hospital, health, medical and life insurance benefits hereunder and such new employment provides for hospital, health, medical and life insurance benefits in a manner substantially similar to the benefits to be provided by Employer hereunder, Employer may permanently terminate the duplicative benefits it is obligated to provide hereunder.  In the event Executive becomes entitled to receive the amount due under this paragraph (e), the unvested stock options or unvested awards of Unity common stock previously granted to Executive shall accelerate and become fully vested on the date of Executive’s termination of employment. It is hereby understood and agreed that payments that may become due to the Executive under this sub-paragraph (e) shall be in lieu of, and not in addition to, any payments Executive may be entitled to under Section 5(b) or (c) hereof.

(f)            Notwithstanding anything contained in this Section 6 above, in the event all compensation to be provided to Executive conditioned upon the occurrence of a Change in Control, whether under this Agreement or in connection with any other agreement or benefit plan of the Employer to which Executive is a party or in which he participates, exceeds 2.99 times the Executive’s Base Amount, as that term is defined under Section 280G of the Internal Revenue Code and regulations of the Internal Revenue Service promulgated thereunder, the total compensation to be paid to the Executive shall be reduced to an amount that is $1.00 less than 2.99 times the Executive’s Base Amount. Executive shall have the right to determine which benefits to which he would otherwise be entitled shall be reduced.

7.             Miscellaneous.

(a)           Governing Law. This Agreement shall be governed by and interpreted under the substantive law of the State of New Jersey.

(b)           Severability. If any provision of this Agreement shall be held to be invalid, void, or unenforceable, the remaining provisions hereof shall in no way be affected or impaired, and such remaining provisions shall remain in full force and effect.

(c)           Entire Agreement; Amendment. This Agreement sets forth the entire understanding of the parties with regard to the subject matter contained herein and supersedes any and all prior agreements, arrangements or understandings relating to the subject matter hereof, and may only be amended by written agreement signed by both arties hereto or their duly authorized representatives.

(d)           Notices. Notices hereunder shall be sent by Certified Mail, Return Receipt Requested, to the address set forth for each party on the first page of this Agreement. Notices to Employer shall be directed to the attention of the Chairman of the Board.

(e)           Termination of Retention Agreement. Upon the execution of this Agreement, the Retention Agreement dated February 26, 2002 by and between the Executive and the Employer shall be determined terminated and voided and the rights of the parties hereto shall be determined by reference to this Agreement.

(f)            Legal Representation. The Executive hereby acknowledges that this Agreement has been prepared by Messrs. McCarter & English, LLP as legal counsel for the Bank and Unity and that the Executive was given the opportunity to consult with his own independent legal counsel regarding this Agreement prior to his execution of this Agreement.

(g)           Assignability. Neither this Agreement nor the rights or obligations of Executive hereunder may be assigned, whether by operation of law or otherwise.

(h)           Waiver. The waiver by Employer or the Executive of a breach of any provision of this Agreement by the other shall not operate or be construed as a waiver of any subsequent or other breach hereof.

(i)            Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument.

(j)            Severability. If any provision of this Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision, only to the extent it is invalid or unenforceable, and shall not in any manner affect or render invalid or unenforceable any other severable provision of this Agreement, and this Agreement shall be carried out as if any such invalid or unenforceable provision were not contained herein.

(k)           Section Headings. The headings contained in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

(l)            Fees and Expenses. If any party to this Agreement institutes any action or proceeding to enforce this Agreement, the prevailing party in such action or proceeding shall be entitled to recover from the non-prevailing party all legal costs and expenses incurred by the prevailing party in such action, including, but not limited to, reasonable attorney’s fees and other reasonable legal costs and expenses.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

ATTEST:	UNITY BANK

	By	/s/ David D. Dallas
David D. Dallas, Chairman of the Board

ATTEST:	UNITY BANCORP, INC.

	By	/s/ David D. Dallas
David D. Dallas, Chairman of the Board

WITNESS:	EXECUTIVE

/s/ James A. Hughes
James A. Hughes